CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Partners California Municipals Fund, Inc. (the “Registrant”), each certify to the best of his knowledge that:

    1.        The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2006 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

    2.        The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Legg Mason Partners California Municipals Fund, Inc. /s/ R. Jay Gerken R. Jay Gerken Date: November 8, 2006	Chief Financial Officer Legg Mason Partners California Municipals Fund, Inc. /s/ Kaprel Ozsolak Kaprel Ozsolak Date: November 8, 2006

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.